UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

Atreca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38935	27-3723255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Rd., Suite 400 San Carlos, California		94070
(Address of Principal Executive Offices)		(Zip Code)

(650) 595-2595

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2021, the Board of Directors (the “Board”) of Atreca, Inc. (the “Company”) appointed Stephen R. Brady and Stacey Ma, Ph.D., as members of the Board upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), effective as of July 14, 2021. Mr. Brady will serve as a Class I director, the term of which expires at the Company’s 2023 Annual Meeting of Stockholders. Dr. Ma will serve as a Class II director, the term of which expires at the Company’s 2024 Annual Meeting of Stockholders. Concurrently with their appointment to the Board and upon recommendation of the Nominating Committee, Mr. Brady was appointed to serve as a member of the Audit Committee of the Board (the “Audit Committee”), replacing Brian Atwood, effective July 14, 2021, and Dr. Ma was appointed to serve as a member of the Research and Development Committee of the Board (the “R&D Committee”).

Mr. Brady and Dr. Ma will be entitled to compensation under the Company’s Non-Employee Director Compensation Policy (the “Policy”), previously filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 on February 26, 2021, as amended on March 31, 2021 (the “2020 Form 10-K”), as follows:

•	an annual cash fee for service as a director of $35,000;

•	an initial stock option grant for 24,000 shares of the Company’s Class A common stock as of the date of appointment, with an exercise price per share equal to the fair market value of a share of the Company’s Class A common stock on the date of grant, which will vest annually over three years, subject to each director’s continuous service with the Company on each vesting date; and

•	on the date of each annual meeting of stockholders of the Company, an annual stock option grant for 12,000 shares of the Company’s Class A common stock, with an exercise price per share equal to the fair market value of a share on the date of grant, which will vest after one year, subject to each director’s continuous service with the Company on each vesting date.

In addition, Mr. Brady will be entitled to an annual cash fee of $7,500 under the Policy for his service as a member of the Audit Committee and Dr. Ma will be entitled to an annual cash fee of $5,000 under the Policy for her service as a member of the R&D Committee.

Mr. Brady and Dr. Ma will each enter into the Company’s standard form of indemnification agreement between the Company and its directors and executive officers, previously filed with the SEC as Exhibit 10.5 to the 2020 Form 10-K.

There is no arrangement or understanding between Mr. Brady and Dr. Ma, respectively, and the Company or any other person pursuant to which they were appointed as a director. In addition, there are no related party transactions between the Company and Mr. Brady and Dr. Ma, or any of their related parties, respectively, that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atreca, Inc.

Dated: July 19, 2021	By:	/s/ Courtney J. Phillips
Courtney J. Phillips
General Counsel and Corporate Secretary